UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑ Definitive Proxy Statement
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☐ Soliciting Material Under §240.14a-12

Magnum Hunter Resources Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Magnum Hunter Resources Corporation

Notice of Special Meeting of Holders
of 10.25% Series C Cumulative Perpetual Preferred Stock
to be held on June 28, 2010
and Proxy Statement

Notice of Special Meeting of Holders of 10.25% Series C Cumulative Perpetual Preferred Stock

 Dear Stockholder:

You are cordially invited to attend the Special Meeting of the holders of Magnum Hunter Resources Corporation’s 10.25% Series C Cumulative Perpetual Preferred Stock. This is your notice for the meeting.

TIME AND DATE	10:00 a.m. Central Time on Monday, June 28, 2010

PLACE	The Houstonian Hotel, Pecan Room, 111 North Post Oak Lane, Houston, Texas 77024

ITEMS OF BUSINESS
Proposal I: Approve an amendment to the Certificate of Designation of the Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”) to increase the number of shares of Series C Preferred Stock authorized thereunder to 4,000,000; and

RECORD DATE
The Company’s Board of Directors has fixed the close of business on April 30, 2010 as the record date for the determination of holders of Series C Preferred Stock entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

PROXY VOTING
Each share of Series C Preferred Stock entitles the holder to one vote.  If you are a registered stockholder, you may vote either by attending the Special Meeting or by proxy.  If you are not a registered stockholder, but instead hold your shares in “street name” through a bank, broker or other nominee, please follow the instructions from your bank, broker or other nominee describing how to vote your shares.  For specific voting information, please see the Questions and Answers beginning on page 2 of the Proxy Statement that follows. Even if you plan to attend the Special Meeting, please sign, date and return the enclosed proxy card or submit your proxy using the telephone procedures described on the proxy card as promptly as possible.

Sincerely, Gary C. Evans Chairman of the Board and Chief Executive Officer

Dated and first mailed
to shareholders
on June 8, 2010

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Holders
of 10.25% Series C Cumulative Perpetual Preferred Stock
 to be Held June 28, 2010
This proxy statement is available at: www.magnumhunterresources.com/

MAGNUM HUNTER RESOURCES CORPORATION
777 Post Oak Blvd, Suite 910
Houston, Texas 77056
(832) 369-6986

Table of Contents

Notice of Special Meeting of Stockholders

PROXY STATEMENT

Questions and Answers	1

Proposal I – Authorized Series C Preferred Stock Increase	5

Stock Ownership	7

Other Business	9

Householding of Proxy Meeting Materials	9

Stockholder Proposals	9

Where You Can Find More Information	10

Annex A	A-1

MAGNUM HUNTER RESOURCES CORPORATION
777 Post Oak Blvd, Suite 910
Houston, Texas 77056
(832) 369-6986

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement to you on behalf of the Board of Directors (the “Board” or “Board of Directors”) of Magnum Hunter Resources Corporation, a Delaware corporation (the “Company” or “Magnum Hunter”), to solicit proxies for use at a Special Meeting (the “Special Meeting”) of holders of our 10.25% Series C Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”) or any adjournment or postponement thereof.  The Special Meeting is scheduled to be held on Monday, June 28, 2010 at The Houstonian Hotel, Pecan Room, 111 North Post Oak Lane, Houston, Texas 77024 at 10:00 a.m., local time.

This proxy statement is dated June 8, 2010.  We are first mailing this proxy statement and the enclosed proxy card on or about June 11, 2010.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

When and where will the Special Meeting be held?	The Special Meeting is scheduled to be held on Monday, June 28, 2010 at The Houstonian Hotel, Pecan Room, 111 North Post Oak Lane, Houston, Texas 77024 at 10:00 a.m., local time.

What matters will be voted on at the Special Meeting?
You are being asked to vote on the following matters:

Proposal I: The approval of an amendment to the Certificate of Designation of the Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock (the “Certificate of Designation”) to increase the number of shares of Series C Preferred Stock authorized thereunder to 4,000,000; and

Who is entitled to vote at the Special Meeting?
Our Board has set April 30, 2010 as the record date for the Special Meeting (the “Record Date”).  Holders of shares of Series C Preferred Stock (“Series C Preferred Stockholders”) recorded in our stock register as of the close of business on the Record Date will be entitled to notice of and to vote on each of the proposals at the Special Meeting or any postponement or adjournment thereof.  A list of Series C Preferred Stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available for examination by any stockholder for any proper purpose relating to the Special Meeting during ordinary business hours for a period of at least ten days prior to the Special Meeting at the principal offices of the Company located at 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056.  As of the Record Date, there were 477,867 shares of our Series C Preferred Stock outstanding.

How many votes do I have?	Each Series C Preferred Stockholder is entitled to one vote for each share of our Series C Preferred Stock held as of the Record Date.

What constitutes a quorum?
In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the shares of Series C Preferred Stock outstanding as of the Record Date must be represented at the meeting, either by proxy or in person.

What is the difference between holding shares as a “registered stockholder” and as a “beneficial owner”?
Registered Stockholder:  A registered stockholder holds shares registered directly in his name with the Company’s transfer agent.  As a registered stockholder, you have the right to grant your voting proxy directly to the Company or to vote in person at the Special Meeting.

Beneficial Owners:  If your shares are held through a bank, broker or other nominee, you are the “beneficial owner” of shares held in “street name”, and these proxy materials are being forwarded to you by your bank, broker or other nominee which is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote by completing the instructions provided to you by your bank, broker or other nominee.  However, since you are not a registered stockholder, you may not vote these shares in person at the Special Meeting unless you obtain a valid proxy from your bank, broker or other nominee (who is a registered stockholder), giving you the right to vote the shares.

What is a broker non-vote?
Generally, a broker non-vote occurs when a bank, broker or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the bank, broker or other nominee how to vote, and (2) the bank, broker or other nominee lacks discretionary voting power to vote such shares.  A bank, broker or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

Under applicable rules, Proposal I is considered a “non-routine” matter which banks, brokers and other nominees are not allowed to vote unless they have received voting instructions from the beneficial owners of such shares.  Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on this proposal.  If you do not provide voting instructions, your bank, broker or other nominee will have discretionary authority to vote your shares with respect to this proposal.

What vote is required to approve each of the proposals?
Proposal I: The approval of an amendment to the Certificate of Designation to increase the number of shares of Series C Preferred Stock authorized thereunder to 4,000,000 requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock as of the Record Date.  As a result, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

How does the Board recommend I vote on the proposals?
A description of each item to be voted on and the Board’s recommendations are set forth in this proxy statement. In summary, the Board unanimously recommends that you vote your shares as follows FOR the approval of an amendment to the Certificate of Designation to increase the number of shares of Series C Preferred Stock authorized thereunder to 4,000,000.

How do I cast my vote?
Your vote is very important. If you are a registered Series C Preferred Stockholder, you may vote in person at the Special Meeting.  However, to ensure that your shares are represented at the Special Meeting, you are recommended to vote promptly by proxy by taking any of the following steps, even if you plan to attend the Special Meeting in person:

By Mail: Mark your vote, sign and date your proxy card and return it in the pre-addressed postage-paid envelope provided.  If you received more than one proxy card (which means that you have shares in more than one account), you must mark, sign, date and return each proxy card or use an alternative voting method.  Any proxy card mailed must actually be received prior to the Special Meeting; or

By telephone: Call the toll-free telephone number 1.800.690.6903 shown on your proxy card and either the 12 digit control number as provided on your proxy card and follow the instructions.

By Internet:  Go to www.proxyvote.com and enter the 12 digit control number as provided on your proxy card and follow the instructions.

If you vote by telephone or internet, your voting instructions must be received by 11:59 p.m., Eastern Daylight Savings Time, on June 27, 2010.

If you are not a registered Series C Preferred Stockholder, but instead hold your shares in “street name” through a bank, broker or other nominee, please follow the instructions from your bank, broker or other nominee describing how to vote your shares.

How will my proxy be voted?
All properly executed proxies, unless revoked as described below, will be voted at the Special Meeting or any adjournments or postponements thereof in accordance with your directions on the proxy.  If a properly executed proxy does not provide instructions, the shares of Series C Preferred Stock represented by your proxy will be voted in accordance with the Board’s recommendations for each proposal and at the discretion of the proxy holders with regard to any other matter that is properly presented at the Special Meeting.

Can I revoke my proxy?
Yes. If you hold your shares as the registered Series C Preferred Stockholder, you may revoke your proxy at any time prior to the vote at the Special Meeting by: (i) delivering a written notice revoking your proxy to Mr. Paul Johnston, General Counsel, at Magnum Hunter’s address shown above; (ii) delivering a new proxy bearing a date after the date of the proxy being revoked; (iii) voting later by telephone or internet (prior to 11:59 p.m., Eastern Daylight Savings Time on June 27, 2010), if you previously voted by telephone or internet; or (iv) voting in person at the Special Meeting.

Attending the Special Meeting alone will not revoke your proxy. If you are not a registered Series C Preferred Stockholder, but instead hold your shares in “street name” through a bank, broker or other nominee, the above-described options for revoking your proxy do not apply.  Instead, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy and submit new voting instructions.

Do I need a ticket to attend the meeting?
Proof of identification and proof of ownership of our Series C Preferred Stock are needed for you to be admitted to the Special Meeting. If you plan to attend the Special Meeting and your shares are held in “street name” through a bank, broker or other nominee, you will need to provide proof of ownership. Examples of proof of ownership include a recent brokerage statement or letter from your bank, broker or other nominee.

Where can I find the voting results of the Special Meeting?
The preliminary voting results will be announced at the Special Meeting.  The Company will publish final voting results of the Special Meeting in a Current Report on Form 8-K within four (4) business days after the Special Meeting.

Who is soliciting this proxy? Who will bear the cost?
The Board is soliciting this proxy.  We will bear the cost of the solicitation.  In addition to the use of mail, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, telegram, electronic mail or otherwise.  We may also make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of common stock held of record by those owners.  We will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service. The Company will use Mackenzie Partners, Inc. as a proxy solicitor and will incur fees of approximately $7,500 in relation to such services.

PROPOSAL 1: AUTHORIZED SERIES C PREFERRED STOCK INCREASE
On May 12, 2010, the board of directors unanimously adopted resolutions (1) declaring that an amendment to the Certificate of Designation to increase the number of authorized shares of the Series C Preferred Stock from 750,000 to 4,000,000 shares was advisable (the “Authorized Series C Preferred Stock Increase”) and (2) directing that an amendment to approve the Authorized Series C Preferred Stock Increase be submitted to our Series C Preferred Stockholders for their approval.

The form of the proposed amendment to the Certificate of Designation to increase the number of authorized shares of our Series C Preferred Stock is attached to this proxy statement as Annex A. The Authorized Series C Preferred Stock Increase will increase the number of authorized shares of our Series C Preferred Stock from 750,000 to 4,000,000 shares.  The only change to the existing Certificate of Designation as a result of the Authorized Series C Preferred Stock Increase would be the numeric change required to reflect the increase of the number of authorized shares of Series C Preferred Stock as proposed in this proxy statement.

Assuming the Authorized Series C Preferred Increase is approved by the Series C Preferred Stockholders, the increase in authorized shares will become effective upon the filing of an amendment to the Certificate of Designation with the Secretary of State of the State of Delaware.

Background and Reasons for the Authorized Preferred Stock Increase
The current Certificate of Designation authorizes Magnum Hunter to issue up to 750,000 shares of Series C Preferred Stock having a par value of $0.01 per share. As of May 24, 2010, a total of 521,555 shares of Series C Preferred Stock were issued and outstanding. As of May 24, 2010, we have only 228,445 shares of Series C Preferred Stock that are not issued and outstanding and are available for future use. The par value of our Series C Preferred Stock will remain at $0.01 per share. The increase will not alter the number of shares of Series C Preferred Stock that are currently issued and outstanding.

We are engaged in the issuance and sale of our Series C Preferred Stock in “At The Market” offerings, as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, through Wm. Smith & Co., as our exclusive sales manager pursuant to a sales agreement between the Company and Wm. Smith & Co.  In general, an “At The Market” offering is the sale by the issuer of securities under a shelf registration statement into an existing trading market for such securities over an extended period of time at variable prices.  As of May 24, 2010, the Company sold approximately 306,605 Series C shares representing approximately $7.7 million in gross proceeds through “At The Market” offerings with Wm. Smith & Co.

The current Certificate of Designation authorizes Magnum Hunter to issue up to 750,000 shares of Series C Preferred Stock having a par value of $0.01 per share.  The board of directors believes that it is in the best interests of Magnum Hunter and its shareholders to increase the amount of authorized Series C Preferred Stock to a total of 4,000,000 shares to provide sufficient shares for future offerings, including “At The Market” offerings.  The availability of additional shares will enhance our flexibility in connection with our capital raising efforts and will give us the flexibility to issue shares for other general corporate purposes, including, among other things, financing activities, acquisitions and joint ventures.

Since the Series C Preferred Stock is presently traded on the NYSE Amex under the symbol MHRP, the issuance of additional shares that would be facilitated by the Authorized Series C Preferred Stock Increase may increase liquidity in the trading market for these shares.

Effect of the Authorized Preferred Stock Increase on Series C Preferred Stockholders
Authorized but unissued shares of our Series C Preferred Stock may be issued from time to time upon authorization by our Board, at such times, to such persons and for such consideration as the Board may determine in its discretion and generally without further approval by Series C Preferred Stockholders, except as may be required for a particular transaction by applicable law, regulation or stock exchange rule. When and if such shares are issued, they would have the same voting and other rights and privileges as the currently issued and outstanding shares of Series C Preferred Stock.

The authorization of the additional shares would not, by itself, have any effect on the rights of shareholders. However, holders of our Series C Preferred Stock have no preemptive rights to acquire additional shares of our Series C Preferred Stock. Therefore, the future issuance of shares of Series C Preferred Stock, would have a dilutive effect on the percentage of stock ownership of Series C Preferred Stockholders at the time of the issuance. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of our Series C Preferred Stock.

Other than our “At The Market” offerings, we have no current plans, or transactions under consideration, that would involve the issuance of Series C Preferred Stock.

No Appraisal Rights
Under Delaware law, the Certificate of Designation and our certificate of incorporation, our Series C Preferred Stockholders will not be entitled to dissenter’s rights or appraisal rights with respect to the Authorized Series C Preferred Stock Increase.

Under the , the Certificate of Designation, the affirmative vote of the holders of two-thirds of the Series C Preferred Stock, as of the close of business on the Record Date, voting together as a class, are required to approve the Authorized Series C Preferred Stock Increase.

Required Vote	The approval of an amendment to the Certificate of Designation to increase the number of shares of Series C Preferred Stock authorized under the Certificate of Designation from 750,000 to 4,000,000 shares requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock as of the Record Date. As a result, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

Board Recommendation	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF DESIGNATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF SERIES C PREFERRED STOCK TO 4,000,000)

Stock Ownership
The following table sets forth information regarding beneficial ownership of Magnum Hunter’s common stock and preferred stock as of May 7, 2010 held by (i) each of Magnum Hunter’s directors and executive officers; (ii) all directors and executive officers as a group; and (iii) any person (or group) who is known to Magnum Hunter to be the beneficial owner of more than 5% of any class of its stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act, and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

Unless otherwise specified, the address of each of the persons set forth below is in care of Magnum Hunter Resources Corporation, 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (%) (2)
Common Stock	Gary C. Evans (a)	5,711,705	9%
Common Stock	Ronald D. Ormand (b)	2,557,800	4%
Common Stock	David S. Krueger (c)	37,500	*
Common Stock	H.C. "Kip" Ferguson, III (d)	64,450	*
Common Stock	Brian G. Burgher (e)	25,000	*
Common Stock	David Lipp (f)	41,575	*
Common Stock	M. Bradley Davis (g)	160,000	*
Common Stock	Wayne P. Hall (h)	2,371,450	4%
Common Stock	Donald L. Kirkendall (i)	440,000	*
Common Stock	James W. Denny, III (j)	217,500	*
Common Stock	J. Raleigh Bailes, Sr. (k)	333,683	*
Common Stock	Brad Bynum (k) (l)	499,813	*
Common Stock	Gary L. Hall (k) (m)	459,974	*
Common Stock	Joe L. McClaugherty (n)	541,298	1%
Common Stock	Steven A. Pfeifer (n)	361,944	*
Common Stock	Jeff Swanson (o)	132,993	*
Common Stock	J. Carlo Cannell (p)	3,701,070	6%
Common Stock	Eagle Operating, Inc. (q)	3,144,655	5%
Common Stock	Bonanza Capital, Ltd. (r)	2,000,000	3%
Common Stock	Sharon Energy Ltd. (s)	2,294,474	4%
Common Stock	Directors and executive officers as a group (16 persons named above)	13,956,685	23%

Series C Preferred Stock	Gary C. Evans	10,000	*
Series C Preferred Stock	Wayne P. Hall	12,000	*
Series C Preferred Stock	Directors and executive officers as a group (2 persons named above)	22,000	5%

Series B Preferred Stock	Allied Irish Banks, p.l.c. (t)	1,000,000	25%
Series B Preferred Stock	Capital One Bank, Capital One Bank, N.A. (u)	1,857,143	46%
Series B Preferred Stock	Citibank, N.A. (v)	1,142,857	29%
Series B Preferred Stock	Directors and executive officers as a group	0	*

As of March 31, 2010, none of the Series C holders have filed a schedule 13D or 13G. To the knowledge of the Company, there are no single holders of 5% or more of the Series C Preferred Stock.
* Less than one percent.
(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(2) A total of 62,247,908 shares of Magnum Hunter Resources Corporation's Common Stock, 521,555 shares of Magnum Hunter Resources Corporation's Series C Preferred Stock and 4,000,000 shares of Magnum Hunter Resources Corporation's Series B Preferred Stock are considered to be outstanding as of May 24, 2010 pursuant to SEC Rule 12d-3(d)(1).

(a) Includes 2,750,000 shares of restricted common stock, all of which have vested as of April 26, 2010; options to purchase 2,750,000 shares of common stock, all of which have vested as of April 26, 2010; and 211,705 shares underlying presently exercisable warrants, of which 125,000 shares are held in an account under the name of Mr. Evans' children and Mr. Evan's Special Inheritance Account.

(b) Includes 1,250,000 shares of restricted common stock, all of which have vested as of April 26, 2010; options to purchase 1,250,000 shares of common stock, all of which have vested as of April 26, 2010; 57,800 shares held in a private investment company controlled by Mr. Ormand.

(c) Includes 37,500 shares underlying presently exercisable options.
(d) Includes 50,000 shares underlying presently exercisable options.
(e) Includes 25,000 shares underlying presently exercisable options.
(f) Includes 15,000 shares underlying presently exercisable options.
(g) Includes 160,000 shares underlying presently exercisable options.
(h) Includes 1,244,975 shares of common stock and 100,000 shares of common stock underlying presently exercisable warrants held in accounts under the names of Mr. Hall's family members and private investment company.

(i) Includes 60,000 shares underlying presently exercisable warrants and 150,000 shares underlying presently exercisable options.
(j) Includes 137,500 shares underlying presently exercisable options.
(k) The share amounts for Messrs. Bailes, Bynum and Gary L. Hall include 300,000 shares for each underlying presently exercisable options.
(l) Includes 50,000 shares underlying presently exercisable warrants.
(m) Includes 100,000 shares of common stock and 100,000 shares of common stock underlying presently exercisable warrants held in accounts under the names of Mr. Gary Hall's family members and private investment companies.

(n) The share amounts for Messrs. McClaugherty and Pfeifer include 130,000 shares for each underlying presently exercisable options.
(o) Includes 100,000 shares underlying presently exercisable options.
(p) J. Carlo Cannell's address of principal business office is 1315 S. Hwy 89, Suite 203, Jackson, WY 83001. Information relating to this reporting stockholder is based on the stockholder’s Schedule 13G/A filed with the SEC on February 16, 2010.

(q) Pursuant to a Purchase and Sale Agreement by and between the Company and Eagle Operating, Inc. dated December 11, 2006, Eagle received restricted shares of Company stock. According to transfer agent records, Eagle Operating, Inc. continues to hold these shares. Eagle did not file a Schedule 13G/A reporting its ownership of these shares.  Eagle's address of principal business office is 1222 N Central Ave, Kenmare, ND 58746.

(r) Bonanza Capital Ltd.'s address of principal business office is 300 Crescent Court, Suite 250, Dallas, Texas 75201. Includes 2,000,000 shares underlying presently exercisable warrants. Information relating to this reporting stockholder is based on the stockholder’s Schedule 13G/A filed with the SEC on February 16, 2010.

(s) Sharon Energy Ltd.'s address of principal business office is 633 Sixth Avenue S.W., Suite 1800 Calgary, Alberta T2P 2Y5.   Information relating to this reporting stockholder is based on the stockholder’s Schedule 13G filed with the SEC on September 15, 2009.

(t) Address of principal business office is 405 Park Avenue, 4th Floor, New York, NY 10022.
(u) Address of principal business office is 201 St. Charles Ave., 26th Floor, New Orleans, LA 70170.
(v) Address of principal business office is 750 Washington Boulevard, Stamford, CT 06901.

Other Business	We know of no business that will be presented for consideration at the Special Meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the Special Meeting, it is intended that proxies solicited by our Board will be voted according to the best judgment of the proxy holder(s).

Householding of Proxy Meeting Materials	Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Investor Relations, Magnum Hunter Resources Corporation, 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056; telephone: (832) 369-6986. Any stockholder who wants to receive separate copies of our Proxy Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

Stockholder Proposals
SEC rules provide that the Company must receive stockholders’ proposals intended to be presented at Special Meeting a reasonable time before it begins to print and send the Proxy Statement to be eligible for inclusion in the proxy materials relating to the Special Meeting. Our Bylaws provide that we must receive stockholders’ proposals intended to be presented at our 2011 Annual Meeting of Stockholders no later than April 22, 2011 to be eligible for inclusion in our proxy statement relating to that meeting.  Stockholder proposals must be submitted in writing to our General Counsel at 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056.  The proposal must also otherwise comply with all requirements of the SEC for stockholder proposals.

Under our Bylaws, a stockholder may nominate one or more persons for election as directors at any Annual Meeting of Stockholders or propose business to be brought before the Annual Meeting of Stockholders, or both, only if the stockholder has given timely notice in proper written form of such director nomination(s) or such proposed business.  For purposes of proposing business at an Annual Meeting of Stockholders, the stockholder notice must include: (i) a brief description of the business desired to be brought before the Annual Meeting of Stockholders; (ii) the name and record address of the stockholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the stockholder; and (iv) any material interest the stockholder has in such proposed business.  For purposes of nominating a director to be elected at an Annual Meeting of Stockholders, the stockholder notice must include: (i) all the information required to be disclosed in solicitations of proxies by applicable SEC rules and regulations with respect to each director nominee; (ii) the name and record address of the stockholder proposing such business; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder.

A stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, the rules and regulations thereunder, and all other policies and procedures of the Company with respect to the above described matters.  Our Board of Directors may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedures.

Where You Can Find More Information
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov from which you may obtain copies of our SEC filings. We are not incorporating the contents of the SEC website into this Proxy Statement.

Our SEC filings, including copies of our Annual Report on Form 10-K and on Form 10-K/A, are also available to the public on our website at www.magnumhunterresources.com. Information contained on the Company’s internet website is not a part of this Proxy Statement.

Copies of our Annual Report on Form 10-K and on Form 10-K/A, including all Exhibits, can be obtained without charge from the corporate secretary at our corporate offices located at 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056.

BY ORDER OF THE BOARD OF DIRECTORS Gary C. Evans, Chairman of the Board
June 8, 2010 Houston, Texas

ANNEX A

MAGNUM HUNTER RESOURCES CORPORATION

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES

10.25% SERIES C CUMULATIVE PERPETUAL PREFERRED STOCK

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Magnum Hunter Resources Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with Section 151 of the Delaware General Corporation Law, does hereby certify that:

1.    The name of the corporation is Magnum Hunter Resources Corporation (formerly known as Petro Resources Corporation and Kid Critter U.S.A., Inc., the “Corporation”).

2.    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 4, 1997.

3.    The original Certificate of Designation of Rights and Preferences of the 10.25% Series C Cumulative Perpetual Preferred Stock for the Corporation was filed with the Secretary of State of Delaware on December 10, 2009 (the “Certificate of Designation”).

4.   Pursuant to the authority conferred upon the holders of Series C Cumulative Perpetual Preferred Stock by the Certificate of Designation, and pursuant to the applicable provisions of the General Corporation Law of the State of Delaware, said stockholders adopted the following amendment to the Certificate of Designation by the requisite vote at a duly called meeting of the holders of 10.25% Series C Cumulative Perpetual Preferred Stock amending the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation's 10.25% Series C Cumulative Perpetual Preferred Stock as follows:

Section 1 of the Certificate of Designation is hereby amended and restated to read in its entirety as follows:

Section 1.  Number of Shares and Designation.  This series of Preferred Stock shall be designated as 10.25% Series C Cumulative Perpetual Preferred Stock, par value $0.01 per share (the "Series C Preferred Shares"), and the number of shares that shall constitute such series shall be 4,000,000.

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IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Designation to be duly executed and acknowledged by Gary C. Evans its Chairman and Chief Executive Officer as of this [—]th day of June, 2010.

MAGNUM HUNTER RESOURCES CORPORATION

By:  _________________________
Name: Gary C. Evans
Title: Chairman and Chief Executive Officer

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